     As filed with the Securities and Exchange Commission on June 11, 2002

                                                      Registration No. 333-47028

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                                    APW LTD.
             (Exact name of Registrant as specified in its charter)

                                 --------------

                 BERMUDA                                  04-2576375
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                         Clarendon House, Church Street
                                  P.O. Box 666
                             Hamilton HM CX, Bermuda

                        N22 W23685 Ridgeview Parkway West
                             Waukesha, WI 53188-1013
                                 (262) 523-7600

               (Address, including ZIP Code, and telephone number, including area code, of Registrant's principal executive offices)

                             Mr. Richard D. Carroll
                                    APW Ltd.
                        N22 W23685 Ridgeview Parkway West
                             Waukesha, WI 53188-1013
                                 (262) 523-7737

            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                           Anthony W. Asmuth III, Esq.
                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                               Milwaukee, WI 53202
                                 (414) 277-5000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]


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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                         CALCULATION OF REGISTRATION FEE

Not applicable.





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                     REMOVAL OF SECURITIES FROM REGISTRATION

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as declared effective in October 2000 (File No. 333-47028) (the "Registration Statement"), is being filed to deregister certain debt securities, common stock and preferred stock of APW Ltd. ("APW"). APW previously registered, pursuant to the Registration Statement, up to $500,000,000 of securities, including without limitation common stock, par value $.01 per share (with attached Preferred Stock Purchase Rights) and debt securities (collectively, the "Securities"). As of June 1, 2002 APW has sold none of the Securities registered under the Registration Statement. The offering contemplated by the Registration Statement has been terminated. Accordingly, pursuant to the undertaking contained in the Registration Statement this Post-Effective Amendment No. 1 is being filed to remove from registration all of the Securities that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on June_, 2002.

                                            APW LTD.
                                            (Registrant)

Date: June 11, 2002            By: /s/ Richard D. Carroll
                                   ----------------------------------
                               Name: Richard D. Carroll
                               Title: Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature                                         Title


/s/ Richard G. Sim              *
--------------------------------
Richard G. Sim                        Chairman of the Board, President and
                                      Chief Executive Officer

/s/ Richard D. Carroll
--------------------------------
Richard D. Carroll                    Vice President and Chief Financial Officer
                                      (Principal Financial Officer)

/s/ Todd A. Adams
--------------------------------
Todd A. Adams                         Controller
                                      (Principal Accounting Officer)

/s/ Bruno d'Avanzo
--------------------------------
Bruno d'Avanzo                        Director


/s/ W. Peter A. Douglas         *
--------------------------------
W. Peter A. Douglas                   Director

/s/ John J. McDonough           *
--------------------------------
John J. McDonough                     Director

/s/ John Ziemniak               *
--------------------------------
John Ziemniak                         Director

*By Anthony W. Asmuth III, by Power of Attorney